UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

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Steel Excel Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York

(Address of principal executive offices including zip code)

 (914) 461-1300

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Steel Excel Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on May 21, 2013.  At the meeting, the stockholders of the Company cast their votes as set forth below.

Proposal 1

The stockholders elected each of the six nominees to the Board of Directors of the Company to serve until the Company’s 2014 Annual Meeting of Stockholders and until his successor has been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Jack L. Howard	7,017,841	565,268	1,502,928	690,905
Warren G. Lichtenstein	7,024,171	551,229	1,510,637	690,905
John Mutch	9,014,180	61,003	10,854	690,905
John J. Quicke	7,572,334	38,066	1,475,637	690,905
Gary W. Ullman	9,039,729	35,454	10,854	690,905
Robert J. Valentine	9,040,239	34,894	10,904	690,905

Proposal 2

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	7,604,212
Against	136,287
Abstain	1,345,538
Broker Non-Votes	690,905

Proposal 3

The stockholders re-approved the material terms of the performance goals under the Steel Excel Inc. 2004 Equity Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

For	8,952,895
Against	113,043
Abstain	20,099
Broker Non-Votes	690,905

Proposal 3

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	9,706,237
Against	66,208
Abstain	4,497
Broker Non-Votes	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2013	Steel Excel Inc.

	By:	/s/ Leonard J. McGill
		Name:	Leonard J. McGill
		Title:	Vice President, General Counsel